                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          Steven's International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           STEVENS INTERNATIONAL, INC.
                                 5700 E. Belknap
                             Fort Worth, Texas 76117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held June 7, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stevens International, Inc. (the "Company") will be held at Stevens International, Inc., 5700 E. Belknap Street, Fort Worth, Texas, on Thursday, June 7, 2001, at 10:00 a.m., local time, for the following purposes:

     (1) to elect five members of the Board of Directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualified.

     (2) to transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on April 10, 2001, has been fixed as the record date for determining holders of Series A Common Stock and Series B Common Stock entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder during ordinary business hours at the offices of the Company, 5700 E. Belknap, Fort Worth, Texas 76117.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     HOLDERS OF SERIES A COMMON STOCK AND SERIES B COMMON STOCK WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE APPROPRIATE PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         By Order of the Board of Directors


                         /s/ Paul I. Stevens
                         ------------------------------
                         Paul I. Stevens
                         Chairman of the Board and Chief Executive Officer

Fort Worth, Texas
May 3, 2001

                           STEVENS INTERNATIONAL, INC.
                                 5700 E. BELKNAP
                             FORT WORTH, TEXAS 76117

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 7, 2001

     This Proxy Statement is being first mailed on or about May 7, 2001 to stockholders of Stevens International, Inc. (the "Company") by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at Stevens International, Inc., 5700 E. Belknap Street, Fort Worth, Texas 76117, at 10:00 a.m. local time, on Thursday, June 7, 2001, or at such other time and place to which the Meeting may be adjourned.

     The purpose of the Meeting is to consider and vote upon (i) the election of five directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected or qualified; and (ii) such other matters as may properly come before the Meeting or any adjournment thereof.

     All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted (i) FOR the election of each person named herein under "Proposal No. 1, Election of Directors" as a nominee for election as a director of the Company for the term described therein, and (ii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournment thereof.

     Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005, Attention: Isaac Kagan. If notice of revocation is not received by the Meeting date, a stockholder may nevertheless revoke a Proxy if he attends the Meeting and desires to vote in person.

                        RECORD DATE AND VOTING SECURITIES

     The record date for determining the stockholders entitled to vote at the Meeting is the close of business on April 10, 2001 (the "Record Date"), at which time the Company had issued and outstanding 7,466,474 shares of Series A Common Stock, par value $0.10 per share ("Series A Stock"), and 2,035,659 shares of Series B Common Stock, par value $0.10 per share ("Series B Stock"). Series A Stock and Series B Stock (collectively, "Common Stock") are the only outstanding securities of the Company entitled to vote at the Meeting.

     At the Meeting, the holders of Series A Stock, voting separately as a class, are entitled to elect one director, and the holders of Series B Stock, voting separately as a class, are entitled to elect the remaining directors. As to any other matters that may properly come before the Meeting, the holders of Series A Stock and Series B Stock vote together as a class, with each holder of Series A Stock having one-tenth of one vote for each share of Series A Stock held by him or her, and each holder of Series B Stock having one vote for each share of Series B Stock held by him or her.

                                     QUORUM

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of each Series of Common Stock is necessary to constitute a quorum to elect the directors of that Series, and the presence of the holders of a majority of the issued and outstanding shares of Common Stock as a single class is necessary to constitute a quorum to transact all other business to come before the Meeting.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter in which brokers or nominees have no discretionary power to vote, broker non-votes will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Brokers or nominees have discretionary power to vote on Proposal No. 1.

                                 PROPOSAL NO. I

                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

     Five directors are to be elected, each director to hold office for a term of one year or until his or her successor shall have been elected and qualified. Under the terms of the Company's Certificate of Incorporation, the holders of Series A Stock, voting separately as a class, are entitled to elect 25% of the Board of Directors (or the next higher whole number if such percentage is not a whole number), and the holders of Series B Stock, voting separately as a class, are entitled to elect the remaining directors. Accordingly, of the five directors to be elected, two will be Series A Directors to be elected by holders of Series A Stock, and three will be Series B Directors to be elected by holders of Series B Stock. Approval of the proposal to elect the nominees to serve as directors of the applicable Series requires the affirmative vote of the holders of a majority of the shares of that Series present, in person or by proxy, at the Meeting. Votes may be cast in favor or withheld with respect to such proposal. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such proposal and, therefore, will not affect the outcome of the vote on such proposal.

     It is intended that the names of the persons indicated in the following table will be placed in nomination and that the persons named in the Proxy will vote for their election. Each of the nominees has indicated his or her willingness to serve as a member of the Board of Directors if elected; however, in case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute.

The nominees are as follows:

                                           DIRECTOR
                                           --------
NAME                                 AGE    SINCE          POSITIONS WITH THE COMPANY
----                                 ---    -----          --------------------------
SERIES A DIRECTORS:

  Edgar H. Schollmaier (1)(2)(3)     68      1995       Director

  James D. Cavanaugh (1)(2)(3)       62      1993       Director

SERIES B DIRECTORS:

  Paul I. Stevens (3)                86      1986       Chairman of the Board, Chief Executive Officer

  Richard I. Stevens                 62      1986       President, Chief Operating Officer and Director

  Constance I. Stevens               57      1987       Vice President, Secretary and Director

--------------------
(1)      Member of the Audit Committee.
(2)      Member of the Stock Option and Compensation Committee.
(3)      Member of the Executive Committee.

     James D. Cavanaugh has served as a director of the Company since May 1993. Mr. Cavanaugh served as Executive Vice President of Rockwell Graphic Systems from May 1983 until June 1985 and served as its President and Chief Executive Officer from June 1985 until his retirement in March 1993.

     Edgar H. Schollmaier has served as a director of the Company since March 1995. Mr. Schollmaier, Chairman of Alcon Laboratories, Inc., a maker of ophthalmic, pharmaceutical and therapeutic products, has served that firm in various capacities since 1958, including President and Chief Executive Officer from May 1977 to October 1, 1997.

     Paul I. Stevens founded Stevens Corporation ("Stevens") in 1965 and founded the Company in 1986 to be a holding company for Stevens. He has served the Company as Chairman of the Board and Chief Executive Officer since December 1986 and served Stevens as an officer and a director since its inception. In 1974, Mr. Stevens founded Stevens Industries, Inc., a family-owned holding company which is an affiliate of the Company and of which he is the controlling stockholder. Mr. Stevens is the father of Richard I. Stevens and Constance I. Stevens.

     Richard I. Stevens has served as President and a director of the Company since December 1986 and Chief Operating Officer of the Company since April 1987. Mr. Stevens also served as Vice President and Assistant Secretary of the Company from December 1986 until April 1987. He has served Stevens in various capacities since its inception, including serving as its President from 1969 until December 1987, and as a director beginning in 1969. Mr. Stevens is a stockholder, officer and director of Stevens Industries, Inc. Mr. Stevens is the son of Paul I.
Stevens and brother of Constance I. Stevens.

     Constance I. Stevens has served as a director of the Company since April 1987. Ms. Stevens has served as Vice President and Assistant Secretary to the Company since 1995, and Secretary since 1998. From 1989 to 1995, Ms. Stevens served as President of a project management consulting firm in Carmel, California. From 1980 until 1989, Ms. Stevens served as the managing partner of Merritt Associates of Carmel, California, an architectural design and real estate development firm. Ms. Stevens is a stockholder, officer and director of Stevens Industries, Inc. Ms. Stevens is the daughter of Paul I. Stevens and sister of Richard I. Stevens.

     Except as otherwise noted, no family relationships exist among the directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met four times during 2000 in regular sessions.

     The Board of Directors has three standing committees, the Audit Committee, the Stock Option and Compensation Committee and the Executive Committee. The full Board of Directors acts to nominate persons to serve on the Board. The functions of the committees, their current members and the number of meetings held during 2000 are described below.

     The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling Its oversight responsibilities related to the Company's financial matters. The primary responsibilities of the Audit Committee include: (1) recommending to the Board of Directors selection of the Company's independent accountants for the ensuing year; (2) reviewing with the independent accountants and management the scope and results of the audit; (3) reviewing the independence of the independent accountants; (4) reviewing the independent accountants' written recommendations and corresponding actions by management;
(5) and meeting with management and the independent auditors to review the effectiveness of the Company's system of internal control. The committee currently is composed of James D. Cavanaugh and Edgar H. Schollmaier. The committee met one time during 2000.

     The Stock Option and Compensation Committee administers the Company's Stock Option Plan and reviews other matters regarding the compensation of employees of the Company. The committee currently is composed of Paul I. Stevens, Edgar H. Schollmaier, and James D. Cavanaugh. The committee did not meet formally during 2000.

     The function of the Executive Committee is to direct and manage the business and affairs of the Company in the intervals between meetings of the Board of Directors. The Executive Committee is empowered to act in lieu of the Board on any matter except that for which the Board has specifically reserved authority to itself and except for those matters specifically reserved to the full Board pursuant to the Delaware General Corporation Law. The Executive Committee is currently comprised of Paul I. Stevens (Chairman), Edgar H. Schollmaier, and James D. Cavanaugh. The Executive Committee did not meet formally during 2000.

     During 2000, each director attended more than 75% of the meetings of the Board of Directors and respective committees on which he or she served.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information as of April 10, 2001 (except as otherwise noted) regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of each Series of Common Stock, each director and nominee for director of the Company, including the Company's Chief Executive Officer, each other Named Executive Officer listed in the Summary Compensation Table below, and the current directors and Named Executive Officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted. Of the shares issued and outstanding as of April 10, 2001, Paul I. Stevens, Chairman of the Board of the Company, and members of his immediate family, own approximately 12.1% of the outstanding Series A Stock and 92.5% of the outstanding Series B Stock, representing in the aggregate approximately 70.9% of the total voting power of Common Stock with respect to matters on which Series A Stock and Series B Stock vote together.

     In April 2000, the Company completed a private placement of $1 million of 10% convertible subordinated notes ("the Notes") due March 31, 2003. Net proceeds of the Notes were used for working capital. The Notes were issued in increments of $50,000. In September 2000 and March 2001 the Notes were increased by $50,000 at each month end in lieu of paying the interest for the six month periods ended September 30, 2000 and March 31, 2001. The $1,100,000 Notes are convertible into 2,200,000 shares of Series A Common Stock ("SVEIA") of the Company at $0.50 per share, subject to adjustment. The conversion of the Notes is at the holder's option anytime on or after the fifteenth day following the original issue date of the Notes and prior to the close of business on their maturity date. Issue costs for the Notes aggregated approximately $151,000. The Company has committed to register the shares that would be issuable upon conversion of the Notes. Dilution to existing shareholders would occur as a result of the conversion of the Notes to 2.2 million shares of Series A common stock. Should all the Notes be converted, these shareholders would own approximately 19% of the outstanding stock of the Company.

                                                               SERIES A STOCK(1)       SERIES B STOCK(2)
                                                               -----------------       -----------------

              NAME OF BENEFICIAL                                          PERCENT                  PERCENT
                OWNER OR GROUP                               NUMBER      OF SERIES    NUMBER      OF SERIES
              ------------------                             -------     ---------    -------     ---------
    Paul I. Stevens(3)(4) ................................    741,302       9.8      1,706,415       83.8

    Richard I. Stevens(3)(5) .............................    256,464       3.4        250,313       12.3

    Constance I. Stevens(3)(6) ...........................    253,106       3.4         74,140        3.6

    James D. Cavanaugh(8) ................................     55,000         *              -          -

    Edgar H. Schollmaier(7) ..............................    500,000       6.6              -          -

    George A. Wiederaenders(9) ...........................     53,275         *              -          -

    Stevens Industries, Inc.(3) ..........................     73,106         *         74,140        3.6

    All current directors and Named Executive Officers as
    a group (7 persons) ................................... 1,712,935      21.8      1,882,589       92.5

---------------------
*    Less than 1%

(1) The information set forth for Series A Stock does not include the shares of Series B Stock of such holder which are convertible, at any time and from time to time, into shares of Series A Stock on a share-for-share basis.
(2) Each share of Series B Stock is convertible into Series A Stock on a share-for-share basis at any time.
(3) The address of Paul I. Stevens, Richard I. Stevens and Constance I. Stevens is 5700 E. Belknap, Fort Worth, Texas 76117 and the address of Stevens Industries, Inc. is P.O. Box 562, Fort Worth, Texas 76101. The shares of Paul I. Stevens, Richard I. Stevens and Constance I. Stevens include shares held by Stevens Industries, Inc. because, due to their positions as officers, directors and stockholders of such corporation, they could be deemed to share beneficial ownership of its shares.
(4) Includes 545,096 shares of Series A Stock and 1,628,475 shares of Series B Stock owned by a trust for which Mr. Stevens and his wife serve as Trustees, and 115,000 shares of Series A Stock options available for purchase.
(5)  Includes 115,000 shares of Series A Stock options available for purchase.
(6)  Includes 40,000 shares of Series A Stock options available for purchase.
(7)  Includes 30,000 shares of Series A Stock options available for purchase.
(8)  Includes 40,000 shares of Series A Stock options available for purchase.
(9)  Includes 50,000 shares of Series A Stock options available for purchase.

                    MANAGEMENT COMPENSATION AND TRANSACTIONS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers serving at fiscal 2000 year end whose salary and bonus exceeded $100,000, (the "Named Executive Officers").

                                                                               LONG TERM COMPENSATION
                                                                             --------------------------
                                                                                   AWARDS       PAYOUTS
                                                                             ------------------ -------
                             ANNUAL COMPENSATION
                          -------------------------

                                                                           Securities
  Name and                                        Other Annual  Restricted  Underlying      LTIP    All Other
  Principal         Fiscal                        Compensation    Stock    Options/SARs    Payouts Compensation
  Position           Year   Salary ($)   Bonus ($)   ($)(1)      Award(s)     (#)           ($)        ($)
------------------   -----  ----------   ---------  --------     --------   -------        ------    ------

Paul I. Stevens,     2000      -0-           -         -            -       115,000           -         -
Chairman of the      1999      -0-           -         -            -       115,000           -         -
Board and Chief      1998   116,957          -         -            -       115,000           -         -
Executive Officer

Richard I. Stevens,  2000   100,000          -         -            -       115,000           -         -
President and Chief  1999    40,000 (2)      -         -            -       115,000           -         -
Operating Officer    1998   182,852          -       2,850          -       115,000           -         -

George A.            2000    95,000          -         -            -        50,000           -         -
Wiederaenders,       1999    95,000          -         -            -        50,000           -         -
Vice President,      1998    93,232          -         946          -        50,000           -         -
Treasurer and Chief
Accounting Officer

-------------------

(1)  Consists of automobile allowance and group insurance costs.
(2) Deferred compensation of $100,000 was recorded in 1999 for Richard I. Stevens, but not paid to increase the cash availability of the Company.


OPTION GRANTS DURING 2000 FISCAL YEAR

     No executive officers received options in the fiscal year 2000.


OPTIONS EXERCISED DURING 2000 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     There were no options exercised during the fiscal year 2000.The following table provides information related to the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                         Number of Securities      Value of Unexercised
                                                        Underlying Unexercised         In-the-Money
                                                            Options/SAR's             Options/SAR's
                                                            AT FY-END (#)              AT FY-END ($)
                                                        ----------------------      ----------------

                       Shares
                      Acquired           Value
Name               on Exercise (#)     Realized ($)   Exercisable   Unexercisable  Exercisable    Unexercisable
---------          ---------------     ------------   -----------   -------------  -----------    -------------
Paul I. Stevens            -                 -           115,000           -             -               -
Chairman of the Board
and Chief Executive
Officer

Richard I. Stevens         -                 -           115,000           -             -               -
President and Chief
Operating Officer

George A. Wiederaenders    -                 -            50,000           -             -               -
Vice President ,
Treasurer and Chief
Accounting Officer

-----------------

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON REPRICING OF OPTIONS/SARS

     The Company's stock option plan has been used to provide executive officers and other key employees with increased motivation and incentive to exert their best efforts on behalf of the Company through the opportunity to benefit from appreciation in the value of the Series A Common Stock. Due to a decline in the price of the Common Stock in fiscal 1997, certain options outstanding under the Company's stock option plan were exercisable at prices which exceeded the then current market value of the Series A Common Stock. In order to restore the incentive value to such options, the Board of Directors approved the repricing of options.

     On September 10, 1997, each option outstanding under the Company's stock option plan, with an exercise price exceeding the market price of the Company's Series A Common Stock was canceled and reissued with an exercise price equal to the then current market price of $1.50. All other terms and conditions of these options remained the same. Additionally, as previously reported, in fiscal 1993 the Company repriced stock options as set forth below. The following table provides information related to all repricing of options during the last ten fiscal years for the named executive officers.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                         Number of       Market
                                        Securities      Price of
                                        Underlying      Stock at                                           Length of
                                         Options/        Time of       Exercise Price at                Original Option
                                       SARs Repriced    Repricing      Time of Repricing      New       Term Remaining
                                            or              or            or Amendment       Exercise     at Date of
NAME                      DATE         AMENDED (#)      Amendment             ($)           Price ($)    Repricing or
----                      ----         -----------         ($)         -----------------    ---------     Amendment
                                                        ---------                                         ----------
Paul I. Stevens,          9/10/97      90,000           $1.50          50,000/$5.50         $ 1.50       September 1999
Chairman of the Board                                                  40,000/$4.5625                    November 1997
and Chief Executive
Officer

Richard I. Stevens,       9/10/97      90,000           $1.50          50,000/$5.50         $1.50        September 1999
President and Chief                                                    40,000/$4.5625       $1.50        November 1997
Operating Officer         11/18/92     30,000           $4.5625                 $8.00       $4.5625      March 1994

George A.                 9/10/97      25,000           $1.50          15,000/$7.125        $1.50        March 2000
Wiederaenders, Vice                                                    10,000/$4.5625       $1.50        November 1997
President, Treasurer      11/18/92     6,500            $4.5625        $15.00               $4.5625      January 1997
and Chief Accounting
Officer


This report is submitted by members of the Board of Directors, Edgar H. Schollmaier, Paul I. Stevens, Richard I. Stevens, Constance I. Stevens, and James D. Cavanaugh

PENSION PLAN AND TRUST

     Effective January 1, 1989, the Company established the Stevens International, Inc. Pension Plan and Trust (the "Pension Plan"). The Pension Plan replaced and was the successor to two pension plans previously maintained by subsidiaries of the Company. The Pension Plan was a tax qualified defined benefit pension plan under Section 401(a) ET. SEQ. of the Code. The Company's Board of Directors decided to permanently freeze all benefits under the Pension Plan effective April 30, 1997, as a part of the cost reduction measures taken in 1997. This action eliminates all future benefit accruals for participants in the Pension Plan for 1997 and thereafter.

     The Company was unable to pay certain pension plan minimum payments due on September 15, 1999. Accordingly, the Company filed the necessary forms with the Pension Benefit Guaranty Corporation ("PBGC") to initiate distress terminations of the Company's two defined benefit pension plans. The PBGC is a federal agency that insures and protects pension benefits in certain pension plans when the sponsoring company cannot make the required contributions to fund projected benefit obligations of the plans.

     The 1999 filing for distress termination of the plans began a series of negotiations with the PBGC regarding funding of the pension benefits of employees. The PBGC determined that the Company will be unable to pay benefits when due and that the plans must be terminated in order to protect the interests of the plan participants. The PBGC became statutory trustee at November 15, 1999, the effective date of the termination of the plans. The PBGC, on behalf of the Company's pension plan for bargaining unit employees, has filed liens against all property and rights to property of the Company in the aggregate amount of $1.6 million. The assets of the pension plans were also taken over by the PBGC. The Company and the PBGC are negotiating terms of a financial settlement for installment payments to be made by the Company to the PBGC over the next 7-8 years.

COMPENSATION OF DIRECTORS

     The following table provides information related to the compensation paid to outside directors of the Company.

                            CASH COMPENSATION                                                STOCK OPTIONS

                                                                                                        Number of
                                                                                                        Securities
                                    Annual                                                              Underlying
Name and                           Retainer      Meeting           Consulting           Number of         Options
Principal Position                   Fee           Fee             Fee/Other            Shares (#)        SARs(#)
------------------------------     --------      -------           ----------           ----------     ------------
James D. Cavanaugh                     -          $6,000               -                  5,000              -
Audit Committee

Edgar H. Schollmaier                   -          $6,000               -                  5,000              -
Executive, Compensation, and
Audit Committees

---------------------

(a) Directors who are also executives of the Company are not listed in the above table. They do not receive compensation as directors. Refer to the Summary Compensation Table for information concerning their compensation.
(b) Amounts shown include cash compensation earned and received as well as amounts earned but deferred at the election of directors.
(c) Each director generally receives $1,500/board meeting and $1,500/committee meeting, however, certain director fees in 2000 were deferred.
(d) The reasonable expenses incurred by each director in connection with his or her duties as a director are also reimbursed by the Company; this amount is not reflected in the above table.
(e)  There were no retainer fees paid in 2000.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors. During 2000, the Committee was composed of two independent, nonemployee directors. The Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs. Accordingly, as part of stringent cost reduction measures, all officer base pay was reduced from 5% to a maximum of 50% in July, 1997.

OVERALL EXECUTIVE COMPENSATION POLICY

     The Company's compensation policy is designed to support the overall objective of enhancing value for the Company's stockholders by:

     o Attracting, developing, rewarding and retaining highly qualified and productive individuals.

     o Relating compensation to both Company and individual performance.

     o Ensuring compensation levels that are externally competitive and internally equitable.

     o Encouraging executive stock ownership to enhance a mutuality of interest with other stockholders.

     The following is a description of the elements of the Company's executive compensation and how each relates to the objectives and policy outlined above.

  BASE SALARY

     The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, the Committee considers individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

     By design, the Committee strives to set executives' salaries at competitive market levels. However, in July, 1997, the performance of the Company necessitated a reduction of all officer salaries from 5% to a maximum of 50% of base pay. In addition certain compensation reductions for the Chairman and CEO occurred in 1998. The Committee believes maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

  ANNUAL INCENTIVES

     Generally, discretionary annual incentive award opportunities are made to executives to recognize and reward corporate and individual performance. Senior executives may receive bonuses ranging from 60% to 75% of eligible base compensation with attainment measured by corporate net income as compared to the annual plan. Bonuses can be increased or decreased incrementally based upon performance for the year. Other corporate officers and key employees may receive bonuses ranging from 5% to 20% of eligible base compensation, measured by corporate net income. Accordingly, no senior executive officers were awarded an incentive bonus based upon 1998, 1999, or 2000 performance. External market data is reviewed periodically to determine competitive incentive opportunities for individual executives. The Company believes that it is in the mid-range of compensation and annual incentive programs, when compared to external compensation data.

  LONG-TERM INCENTIVES

     The Company's long-term compensation philosophy is that long-term incentives should be related to improvement in long-term stockholder value, thereby creating a mutuality of interest with stockholders. In furtherance of this objective, the Company awards to its executive officers stock options.

     Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options generally are exercisable at the fair market value at date of grant and options are generally exercisable in two installments beginning one year after date of grant.



RATIONALE FOR CEO COMPENSATION

     Mr. Paul I. Stevens has been Chairman and Chief Executive Officer of the Company since 1986. His compensation package has been designed to encourage short and long-term performance in line with the interests of the Company's stockholders. Mr. Stevens' large stock ownership percentage as described elsewhere herein is a substantial incentive to perform in such a way to enhance stockholders' interest and returns. His base pay was reduced 50% to $150,000 in July, 1997. In addition, Mr. Stevens voluntarily eliminated his base pay beginning October 1, 1998, to increase the cash availability of the Company. He is a participant in the incentive plans described above.

     The factors which the Committee considered in determining Mr. Stevens' 50% reduction in base pay in July, 1997, and the voluntary elimination of his base pay in October 1998, relate principally to the need for stringent cost reduction at all levels of the Company. Mr. Stevens declined his bonus earned for fiscal year 1995. No such incentive was paid to Mr. Stevens for fiscal years 2000, 1999, 1998, 1997, and 1996. In granting stock options in 1998 and 1997 to Mr. Stevens, as well as other executives, the Committee took into account the executive's level and scope of responsibility and contributions to the Company, as well as competitive long-term incentive practices as verified by external surveys.

     This report is submitted by the Stock Option and Compensation Committee of the Board of Directors, Mr. Edgar H. Schollmaier, and Mr. James D. Cavanaugh members.

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


STOCK OPTION AND COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

     During fiscal 2000, the members of the Stock Option and Compensation Committee were primarily responsible for determining executive compensation and matters relating to stock options, although certain of such matters were discussed by the full Board of Directors. Paul I. Stevens, as a director as well as an executive officer of the Company, participated in such discussions.

     The Company and Xytec Corporation ("Xytec"), a subsidiary of Stevens Industries, Inc., one of the principal shareholders of the Company and a corporation controlled by Paul I. Stevens, Richard I. Stevens and Constance I. Stevens, entered into an agreement during 1994 for Xytec to provide software and computer-related services and equipment of $2.1 million as a subcontractor on a major contract. During 1998, 1999, and 2000 the Company paid approximately $856,000, $328,000, and $507,000 to Xytec on this contract. The cost to Xytec of this subcontract was approximately 92% of its billings to the Company, or $787,000 in 1998, $302,000 in 1999, and $466,000 in 2000.

     Through September 30, 1998, each of Paul I. Stevens and Richard I. Stevens owned a 22.5% interest in a joint venture which was the landlord under the lease of the Company's corporate headquarters. Amounts paid to the joint venture as rent and maintenance in 1998 and 1997 were approximately $84,000 and $111,000.

     Through December 31, 2000, Paul I. Stevens, the Company's Chairman and Chief Executive Officer has loaned the Company $7.65 million on a long-term arrangement. The long-term loans from Paul I. Stevens are due June 30, 2002 and bear interest at rates that vary up to 2% over bank prime.

     Paul I. Stevens' loans at December 31, 2000 have first liens on certain assets of the Company, principally the assets of a foreign subsidiary, and certain accounts receivable for new customer equipment.

     The Company believes that the transactions described above are beneficial to the Company and are on terms as favorable to the Company as could be obtained from unaffiliated third parties. Such transactions are expected to be continued in the future, with review of and the approval required by the independent members of the Board of Directors.

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Series A Stock during the five fiscal years ended December 31, 2000 (adjusted for a stock split and the reclassification of the Company's Common Stock into Series A Stock and Series B Stock) with the cumulative total return on the AMEX Index and the Printing Equipment (SIC Code 355) Machinery Industry Index. The comparison assumes $100 was invested on December 31, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

              COMPARISON OF TOTAL RETURN OF THE COMPANY, PEER GROUP
                                AND BROAD MARKET


                                 [INSERT CHART]



                        ------------------------FISCAL YEAR ENDING----------------------------
COMPANY/INDEX/MARKET    12/29/1995  12/31/1996  12/31/1997  12/31/1998  12/31/1999  12/29/2000

STEVENS INTERNET CL A       100.00       34.99       35.71       25.71        6.17       10.00

Special Industry Machinery  100.00       94.49      118.82      119.26      307.02      198.57

AMEX Market Index           100.00      105.52      126.97      125.25      156.15      154.23


                             SECTION 16 REQUIREMENTS

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 2000, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with.

                              INDEPENDENT AUDITORS

     The Company retained Grant Thornton LLP in 1998 to serve as the Company's principal independent accountants. Representatives of Grant Thornton LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to answer appropriate questions.

                            STOCKHOLDERS' PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 2002 Annual Meeting of Stockholders, such proposals must be received by the Company not later than January 20, 2002. Such proposals should be directed to Stevens International, Inc., 5700 E. Belknap, Fort Worth, Texas 76117.

                                 OTHER BUSINESS

     The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                  MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

     The Company's annual report to shareholders for 2000 is being mailed with this proxy statement to stockholders entitled to vote at the Meeting. The Annual Report is not to be deemed part of this Proxy Statement.

                     ---------------------------------------

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULE, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON THE WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO STEVENS INTERNATIONAL, INC., ATTN: GEORGE A. WIEDERAENDERS, 5700 E. BELKNAP STREET, FORT WORTH, TEXAS 76117.

                         By Order of the Board of Directors


                         PAUL I. STEVENS
                         CHAIRMAN OF THE BOARD
                         AND CHIEF EXECUTIVE OFFICER
Fort Worth, Texas
May 3, 2001

                                   APPENDIX A
                                   ----------

                          STEVENS INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER

I.   PURPOSE

The primary function of the Audit Committee ("Committee") is to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance, business ethics and review of information technology matters. It shall be the policy of the Committee to maintain free and open communication between the Board, the independent auditors, the internal auditors and the management of the company.


II.  ORGANIZATION

1. MEMBERS - The Committee shall be composed of directors who are independent of the management of the company and are free of any relationship, that in the opinion of the Board, would interfere with their exercise of independent judgement as a committee member. Committee members shall be nominated by the Board, and the Committee shall be composed of not less than two independent Directors who are financially literate.

2. MEETINGS - The Committee should meet on a regular basis and special meetings should be called as circumstances require. The Committee shall meet privately from time to time with representatives of the Company's independent public accountants, the internal auditor and management. Written minutes should be kept for all meetings.

III  FUNCTIONS

1. INDEPENDENT ACCOUNTANTS - Recommend to the Board annually the firm to be employed by the Company as its independent accountants. Instruct the independent accountants that they are ultimately responsible to the Board and the Committee. Receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, to ensure objectivity and independence.

2. AUDIT PLANS AND RESULTS - Review the plans, scope, fees and results for the annual audit and the internal audits. Inquire of management and the independent auditor if any significant financial reporting issues arose during the current audit and, if so, how they were resolved. Discuss significant issues, if any, raised by the independent auditors in their Letter of Recommendations to Management regarding internal control weaknesses and process improvements. Also review the extent of any services and fees outside the audit area performed for the Company by its independent accountants.

3. ACCOUNT PRINCIPALS AND DISCLOSURES - Review significant developments in accounting rules and recommended changes in the Company's methods of accounting or financial statements. The Committee also shall review with the independent accountants the quality and acceptability of the applications of the Company's accounting principles to the Company's financial reporting, including any significant proposed changes in accounting principles and financial statements.

4. INTERNAL ACCOUNTING CONTROLS - Consult with the independent accountants regarding the adequacy of internal accounting controls. Inquire as to the adequacy of the Company's accounting, financial, and auditing personnel resources. As appropriate, consultation with the independent accountants regarding internal controls should be conducted out of management's presence.

5. Internal Control Systems - Review with management and internal auditors the Company's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. Reports on internal audit projects with management responses shall be available for Committee review. Special presentations may be requested of Company personnel responsible for such areas as legal, human resources, information technology, environmental, risk management, tax compliance and others as considered appropriate.

6. Information Technology - Review information technology plans with respect to corporate goals, industry trends, and competitive advantages. Review and assess the security of computer systems and applications and contingency plans for computer system breakdowns, particularly with respect to the processing of financial information.

In carrying out its responsibilities, the Committee believes that its policies and procedures should remain flexible in order that it can best react to changing conditions and environment and to assure the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          STEVENS INTERNATIONAL, INC.

                             SERIES A COMMON STOCK

                                  JUNE 7, 2001







                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
   ----- Please mark your
 A   X   vote as in this                                                   ----
   ----- example.

NOMINEES: Edgar H. Schollmaler
          James D. Cavanaugh

                     FOR all nominees
                      listed at right            WITHHOLD AUTHORITY
                 (except at marked to the         to vote for all
                       contrary below)         nominees listed at right
1. Election               -----                          -----
   of Directors
                          -----                          -----

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE
SPACE BELOW.


---------------------------------

2. In their discretion on any other matter that may properly come before the meeting of any adjourment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND (II) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY MAY BE REVOKED PRIOR TO THE EXERCISE OF THE POWERE CONFERRED BY THE PROXY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE DATE, SIGN EXACTLY AS SHOWN HEREON AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED ENVELOPE.


Signature                                                   Dated          ,2001
         ----------------------  --------------------------      ---------
                                 (SIGNATURE IF HELD JOINTLY)

Note: Please date, sign exactly as shown hereon and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          STEVENS INTERNATIONAL, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                             SERIES A COMMON STOCK

   The undersigned hereby appoints Paul I. Stevens and Richard I. Stevens, each with power to act without the other and with full power of substitution, as

Proxies to represent and to vote, as designated on the reverse, all Series A

Common Stock of Stevens International, Inc. owned by the undersigned, at the

Annual Meeting of Stockholders to be held at the offices of the Company, 5700 E.

Belknap Street, Fort Worth, Texas, 76117, on Thursday, June 7, 2001, at

10:00 a.m. local time, upon such other business as may properly come before the meeting or any adjournment thereof including the following:

            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          STEVENS INTERNATIONAL, INC.

                             SERIES B COMMON STOCK

                                  JUNE 7, 2001







                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
   ----- Please mark your
 A   X   vote as in this                                                   ----
   ----- example.

NOMINEES: Paul I. Stevens
          Richard I. Stevens
          Constance I. Stevens

                     FOR all nominees
                      listed at right            WITHHOLD AUTHORITY
                 (except at marked to the         to vote for all
                       contrary below)         nominees listed at right
1. Election               -----                          -----
   of Directors
                          -----                          -----

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE
SPACE BELOW.


---------------------------------

2. In their discretion on any other matter that may properly come before the meeting of any adjourment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND (II) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY MAY BE REVOKED PRIOR TO THE EXERCISE OF THE POWERE CONFERRED BY THE PROXY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE DATE, SIGN EXACTLY AS SHOWN HEREON AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED ENVELOPE.


Signature                                                   Dated          ,2001
         ----------------------  --------------------------      ---------
                                 (SIGNATURE IF HELD JOINTLY)

Note: Please date, sign exactly as shown hereon and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          STEVENS INTERNATIONAL, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                             SERIES A COMMON STOCK

   The undersigned hereby appoints Paul I. Stevens and Richard I. Stevens, each with power to act without the other and with full power of substitution, as

Proxies to represent and to vote, as designated on the reverse, all Series A

Common Stock of Stevens International, Inc. owned by the undersigned, at the

Annual Meeting of Stockholders to be held at the offices of the Company, 5700 E.

Belknap Street, Fort Worth, Texas, 76117, on Thursday, June 7, 2001, at

10:00 a.m. local time, upon such other business as may properly come before the meeting or any adjournment thereof including the following:

            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

--------------------------------------------------------------------------------